UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    December 21, 2020

ATHENA SILVER CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  291-6198

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [   ]

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT

On December 21, 2020, Athena Silver Corp (“Athena” or the “Company”) signed an Option to Purchase Agreement (“Option Agreement”) with Stronghold Silver USA Corp (“Stronghold”) in which Athena has granted to Stronghold the sole and exclusive right and option to acquire a 100% Earned Interest in 36 unpatented BLM mining Claims (“Claims”) located in the Calico Mining District in San Bernardino County California (the “Property”) until December 21, 2025 (the “Term”). Under the terms of the Option Agreement, Stronghold has agreed to make annual option payments to maintain the Option to purchase the Property for a purchase price of $1.0 million. The other terms and conditions of the Option are set forth in the Option Agreement filed herewith as Exhibit 10.1

ITEM 3.02	UNREGISTERED SALE OF EQUITY SECURITIES
ITEM 7.01	REGULATION FD DISCLOSURE

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by the Company:

1a.      (i) On December 28, 2020, the Company issued an aggregate of 555,556 shares of common stock pursuant to an Agreement to Convert Debt converting a total of $25,000 from one cash advance. The shares are valued at $0.045 per share. A copy of the Agreement to Convert Debt is filed herewith as Exhibit 10.2.

           (ii) On December 28, 2020, the Board of Directors of the Company approved the issuance of a restricted stock award of 300,000 shares of common stock to one of its Board members in consideration of services provided by that Board member. The shares are valued at $0.03 per share.

           (iii) On December 28, 2020, the Company sold an aggregate of $123,000 of its common stock at a purchase price of $.03 per share pursuant its 2020 $750,000 Common Stock Offering.

           (iv) On December 30, 2020, the Company issued an aggregate of 5,000,000 shares of common stock pursuant to an Option Agreement with Nubian Resources Ltd. The shares are valued at $0.05 per share. A copy of the Option Agreement was filed with the Company’s Current Report on Form 8-K dated December 15, 2020 and filed with the Securities and Exchange Commission on December 21, 2020.

           (v) On December 31, 2020, the Company issued an aggregate of 7,000,000 shares of common stock pursuant to an Agreement to Convert Debt converting a total of $315,000 for cash advances made in 2012. The shares are valued at $0.045 per share. A copy of the Agreement to Convert Debt is filed herewith as Exhibit 10.3.

           (vi) Effective January 1, 2021 the Company shall issue an aggregate of 2,144,444 shares of common stock pursuant to an Agreement to Convert Debt converting a total of $96,500 for accrued but unpaid management fees for the years 2018, 2019 and 2020. The shares are valued at $0.045 per share. A copy of the Agreement to Convert Debt is filed herewith as Exhibit 10.4.

b.       The shares issued under 1(a)(i) through (vi) above were issued to three (3) individuals and one (1) entity under Section 4(a)(2) of the Securities Act of 1933 as amended (the "Securities Act"). The shares issued will be “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend.

c.       The Company paid no fees or commissions in connection with the issuance of the shares.

d.       The securities issued under 1(a)(i) through (vi) above were issued without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Section 4(2) thereunder.

e.       The terms of the conversions of debt are disclosed in Item 1.a above.

f.       Not applicable.

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ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

Item	Title
10.1	Option Agreement - Stronghold
10.2	Agreement to Convert Debt -Power
10.3	Agreement to Convert Debt -Gibbs
10.4	Agreement to Convert Debt - Power

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Silver Corporation

Date: January 5, 2021	By: /s/ John C. Power
John C. Power, President

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